UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2011, the Board of Directors of the Company increased the size of the Board of Directors from five to six members and elected Kousuke Nakata CPA to the newly-created vacancy as a Class II director. Mr. Nakata is Licensing Manager of Kissei Pharmaceutical, Co. Ltd. (“Kissei”) and has been employed by Kissei since 1997. Kissei does not have a contractual right to designate any members of the Board, but after the recent financing transaction and development agreement between Kissei and the Company closed (see disclosure relating to the financing transaction in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 27, 2011), Kissei requested that the Company consider appointing Mr. Nakata to the Board as a representative of Kissei. The Board of Directors believes Mr. Nakata will provide a beneficial link between the Company and Kissei, which is both the licensor of the Company’s lead compound, MN-221, and the Company’s largest stockholder. As the head of business development and licensing for Kissei, Mr. Nakata also has substantial experience in collaborations and licensing transactions for drug candidates, and Mr. Nakata may advise the Company in executing on its partnering strategy. Mr. Nakata will not receive any compensation in connection with his appointment as a member of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Coffee
Michael Coffee Chief Business Officer

Date: December 2, 2011